Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE THIRD FISCAL QUARTER ENDED JUNE 30, 2023

Jeffersonville, Indiana — July 27, 2023. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $2.3 million, or $0.34 per diluted share, for the quarter ended June 30, 2023 compared to net income of $2.6 million, or $0.37 per diluted share, for the quarter ended June 30, 2022.

During the June 2023 quarter, the Company repurchased $2.0 million of subordinated debt that was issued by the Company in March 2022 at a discount during the 2023 period, which resulted in a $660,000 gain. The Company used this gain as an opportunity to sell $78.5 million of available-for-sale securities during the quarter for a net loss of $540,000. The sale of these securities was a strategic initiative to improve the Company’s liquidity posture and remove an inefficient portion of the Company’s balance sheet in which the cost of funding was higher than the yield earned on the securities. The proceeds from the sale of the securities were used to reduce FHLB borrowings in the June 2023 quarter.

Commenting on the Company’s performance, Larry W. Myers, President and CEO, stated “This challenging environment for the banking industry will pass, but as it persists we’re active to realign the balance sheet, stabilize the margin, manage expenses and make select investments in opportunities that will be fruitful in future quarters and years. We continue to focus on core banking; asset quality; selective high-quality lending; lesser reliance on wholesale funding; improvement of liquidity, capital and interest rate sensitivity positions; and evaluation of options and opportunities to achieve such. We have acted to protect from persistently higher interest rates, which has adversely affected the current margin, while still remaining well-positioned to benefit from a potential rates-down environment. The underperformance of the mortgage banking and SBA lending segments are recognized but the macroeconomic environment for these businesses to perform well continues to improve. We are focused on managing through the remainder of this economic dislocation and positioning the company for enhanced shareholder value.”

Results of Operations for the Three Months Ended June 30, 2023 and 2022

Net interest income decreased $1.0 million, or 6.6%, to $14.9 million for the three months ended June 30, 2023 as compared to the same period 2022. The decrease in net interest income was due to a $9.4 million increase in interest expense, partially offset by an $8.3 million increase in interest income. Interest income increased due to an increase in the average balance of interest-earning assets of $372.9 million, from $1.74 billion for 2022 to $2.11 billion for 2023, and an increase in the weighted-average tax-equivalent yield, from 4.36% for 2022 to 5.20% for 2023. The increase in the average balance of interest-earning assets was primarily due to an increase in the average balance of total loans of $334.1 million. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $387.8 million, from $1.37 billion for 2022 to $1.76 billion for 2023, and an increase in the average cost of interest-bearing liabilities, from 0.75% for 2022 to 2.71% for 2023. The increase in the average cost of interest-bearing liabilities for 2023 was due primarily to higher rates paid for FHLB borrowings, brokered deposits and money market deposit accounts primarily due to the increase in market interest rates.

The Company recognized a provision for loan losses of $441,000 for the three months ended June 30, 2023 due primarily to loan portfolio growth, compared to a provision for loan losses of $532,000 for the same period in 2022. The Company recognized net charge-offs of $61,000 for the three months ended June 30, 2023, compared to net charge-offs of $27,000 in 2022.

Noninterest income decreased $2.8 million for the three months ended June 30, 2023 as compared to the same period in 2022. The decrease was due primarily to a $2.4 million decrease in mortgage banking income in 2023 compared to the same period in 2022 and the aforementioned $540,000 net loss on sale of available-for-sale securities compared to a $476,000 gain recognized in 2022, partially offset by the aforementioned $660,000 gain on the repurchase of subordinated debt. The decrease in mortgage banking income was primarily due to lower origination and sales volume in 2023 compared to 2022. Mortgage loans originated for sale were $199.9 million in the three months ended June 30, 2023 as compared to $421.4 million for the same period in 2022.

Noninterest expense decreased $3.9 million for the three months ended June 30, 2023 as compared to the same period in 2022. The decrease was due primarily to a decrease in compensation and benefits of $4.1 million. The decrease in compensation and benefits expense was due primarily to a reduction in staff and incentive compensation for the Company’s mortgage banking segment as a result of decreased mortgage banking income.

The Company recognized income tax expense of $331,000 for the three months ended June 30, 2023 compared to income tax benefit of $61,000 for the same period in 2022. The effective tax rate for the 2023 period was 12.5%. The increase in the effective tax rate was primarily due to Company’s utilization of capital loss carryovers during the 2022 period with no corresponding utilization in the 2023 period.

Results of Operations for the Nine Months Ended June 30, 2023 and 2022

The Company reported net income of $8.9 million, or $1.29 per diluted share, for the nine months ended June 30, 2023 compared to net income of $14.0 million, or $1.95 per diluted share, for the nine months ended June 30, 2022.

Net interest income increased $2.2 million, or 5.0%, to $46.0 million for the nine months ended June 30, 2023 as compared to the same period 2022. The increase in net interest income was due to a $25.1 million increase in interest income, partially offset by a $22.8 million increase in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $429.9 million, from $1.61 billion for 2022 to $2.04 billion for 2023, and an increase in the weighted-average tax-equivalent yield, from 4.25% for 2022 to 5.03% for 2023. The increase in the average balance of interest-earning assets was primarily due to increases in the average balance of total loans and investment securities of $324.7 million and $109.7 million, respectively. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $417.2 million, from $1.27 billion for 2022 to $1.68 billion for 2023, and an increase in the average cost of interest-bearing liabilities, from 0.65% for 2022 to 2.30% for 2023. The increase in the average cost of interest-bearing liabilities for 2023 was due primarily to higher rates for FHLB borrowings, brokered deposits and money market deposit accounts as a result of increases in market interest rates.

The Company recognized a provision for loan losses of $1.8 million for the nine months ended June 30, 2023 due primarily to loan portfolio growth, compared to $1.0 million for the same period in 2022. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, increased $851,000 from $10.9 million at September 30, 2022 to $11.7 million at June 30, 2023. The Company recognized net charge-offs of $319,000 for the nine months ended June 30, 2023, of which $264,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $349,000 in 2022, of which $218,000 was related to unguaranteed portions of SBA loans.

Noninterest income decreased $26.8 million for the nine months ended June 30, 2023 as compared to the same period in 2022. The decrease was due primarily to decreases in mortgage banking income and net gain on sale of SBA loans of $24.8 million and $1.3 million, respectively. The decrease in mortgage banking income was primarily due to lower origination and sales volume in the 2023 period compared to 2022. Mortgage loans originated for sale were $392.2 million in the nine months ended June 30, 2023 as compared to $1.42 billion in 2022. The decrease in net gain on sales of SBA loans was due primarily to decreased sales volume from the SBA lending segment and lower premiums in the secondary market.

Noninterest expense decreased $18.7 million for the nine months ended June 30, 2023 as compared to the same period in 2022. The decrease was due primarily to a decrease in compensation and benefits, advertising expense and professional fees of $17.8 million, $1.1 million and $1.0 million, respectively. The decrease in compensation and benefits expense was due primarily to a reduction in staff and incentive compensation for the Company’s mortgage banking segment as a result of decreased mortgage banking activity. The decreases in professional fees and advertising expense were related to the reduced activity and loan origination volume of the mortgage banking segment.

The Company recognized income tax expense of $747,000 for the nine months ended June 30, 2023 compared to tax expense of $2.4 million for the same period in 2022. The effective tax rate for the 2023 period was 7.7%, which was a decrease from the effective tax rate of 14.5% in 2022. The decrease was due to recognition of investment tax credits related to solar projects in 2023 and lower pre-tax income in 2023 as compared to 2022.

Comparison of Financial Condition at June 30, 2023 and September 30, 2022

Total assets increased $166.7 million, from $2.09 billion at September 30, 2022 to $2.26 billion at June 30, 2023. Net loans held for investment increased $216.7 million during the nine months ended June 30, 2023 due primarily to growth in residential mortgage loans and single-tenant net lease commercial real estate loans. Available-for-sale securities decreased $68.1 million during the nine months ended June 30, 2023 due primarily to the sale of $78.5 million of securities in June 2023

Total liabilities increased $153.2 million due primarily to increases in total deposits and FHLB borrowings of $143.9 million and $37.7 million, respectively, partially offset by a $39.8 million decrease in other borrowings primarily due to the reversal of secured borrowings recorded at September 30, 2022. The increase in total deposits was primarily due to a $121.9 million increase in brokered deposits, partially offset by a $24.6 million decrease in noninterest-bearing deposits. The increases in deposits and FHLB borrowings were primarily used to fund loan growth. As of June 30, 2023, deposits exceeding the FDIC insurance limit of $250,000 per insured account were estimated to be not greater than 19.6% of total deposits. The amount is believed to be less than 19.6% of total deposits due to certain accounts being structured to achieve a level of insurance above the FDIC limit, but is difficult to quantify.

Common stockholders’ equity increased $13.5 million, from $151.6 million at September 30, 2022 to $165.1 million at June 30, 2023, due primarily to a decrease in accumulated other comprehensive loss and increase in retained net income of $9.5 million and $6.1 million, respectively. The decrease in accumulated other comprehensive loss was primarily due to decreasing long term market interest rates during the nine months ended June 30, 2023, which resulted in an increase in the fair value of the available-for-sale securities portfolio. At June 30, 2023 and September 30, 2022, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank is an entrepreneurial community bank headquartered in Jeffersonville, Indiana, which is directly across the Ohio River from Louisville, Kentucky, and operates fifteen depository branches within Southern Indiana. The Bank also has three national lending programs, including single-tenant net lease commercial real estate, SBA lending and residential mortgage banking, with offices located throughout the United States. The Bank is a recognized leader, both in its local communities and nationally for its lending programs. The employees of First Savings Bank strive daily to achieve the organization’s vision, We Expect To Be The BEST community BANK, which fuels our success. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “FSFG.”

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions; changes in market interest rates; changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended		Nine Months Ended
OPERATING DATA:	June 30,		June 30,
(In thousands, except share and per share data)	2023	2022	2023	2022
Total interest income	$26,798	$18,479	$75,092	$50,042
Total interest expense	11,933	2,568	29,054	6,215

Net interest income	14,865	15,911	46,038	43,827
Provision for loan losses	441	532	1,797	1,028

Net interest income after provision for loan losses	14,424	15,379	44,241	42,799

Total noninterest income	7,196	10,033	19,900	46,696
Total noninterest expense	18,965	22,835	54,475	73,148

Income before income taxes	2,655	2,577	9,666	16,347
Income tax expense (benefit)	331	(61)	747	2,369

Net income	$2,324	$2,638	$8,919	$13,978

Net income per share, basic	$0.34	$0.37	$1.30	$1.97
Weighted average shares outstanding, basic	6,816,608	7,073,204	6,858,739	7,082,034

Net income per share, diluted	$0.34	$0.37	$1.29	$1.95
Weighted average shares outstanding, diluted	6,819,748	7,145,288	6,893,766	7,166,632

Performance ratios (annualized)
Return on average assets	0.41%	0.55%	0.54%	1.04%
Return on average equity	5.60%	6.06%	7.41%	10.33%
Return on average common stockholders' equity	5.60%	6.06%	7.41%	10.33%
Net interest margin (tax equivalent basis)	2.94%	3.77%	3.13%	3.73%
Efficiency ratio	85.97%	88.02%	82.62%	80.81%

			QTD		FYTD
FINANCIAL CONDITION DATA:	June 30,	March 31,	Increase	September 30,	Increase
(In thousands, except per share data)	2023	2023	(Decrease)	2022	(Decrease)
Total assets	$2,260,421	$2,239,606	$20,815	$2,093,725	$166,696
Cash and cash equivalents	42,475	41,810	665	41,665	810
Investment securities	249,788	336,317	(86,529)	318,075	(68,287)
Loans held for sale	63,142	48,783	14,359	60,462	2,680
Gross loans	1,708,127	1,614,898	93,229	1,489,904	218,223
Allowance for loan losses	16,838	16,458	380	15,360	1,478
Interest earning assets	2,048,891	2,032,610	16,281	1,898,051	150,840
Goodwill	9,848	9,848	-	9,848	-
Core deposit intangibles	614	668	(54)	775	(161)
Loan servicing rights	64,139	65,045	(906)	67,194	(3,055)
Noninterest-bearing deposits	315,602	318,869	(3,267)	340,172	(24,570)
Interest-bearing deposits (1)	1,344,163	1,224,013	120,150	1,175,662	168,501
Federal Home Loan Bank borrowings	345,000	437,795	(92,795)	307,303	37,697
Subordinated debt and other borrowings, net of issuance costs	48,387	50,330	(1,943)	88,206	(39,819)
Total liabilities	2,095,353	2,072,708	22,645	1,942,160	153,193
Accumulated other comprehensive income (loss)	(17,565)	(14,199)	(3,366)	(27,079)	9,514
Stockholders' equity, net of noncontrolling interests	165,068	166,898	(1,830)	151,565	13,503

Book value per share	$24.04	$24.31	$(0.27)	$21.74	$2.30
Tangible book value per share (2)	22.52	22.78	(0.26)	20.22	2.30

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$5,753	$5,456	$297	$5,474	$279
Nonaccrual loans - unguaranteed	5,954	6,993	(1,039)	5,382	572
Total nonaccrual loans	$11,707	$12,449	$(742)	$10,856	$851
Accruing loans past due 90 days	-	-	-	-	-
Total non-performing loans	11,707	12,449	(742)	10,856	851
Foreclosed real estate	30	-	30	-	30
Troubled debt restructurings classified as performing loans	2,373	2,446	(73)	2,714	(341)
Total non-performing assets	$14,110	$14,895	$(785)	$13,570	$540

Asset quality ratios:
Allowance for loan losses as a percent of total gross loans	0.99%	1.02%	(0.03%)	1.03%	(0.04%)
Allowance for loan losses as a percent of nonperforming loans	143.83%	132.20%	11.63%	141.49%	2.34%
Nonperforming loans as a percent of total gross loans	0.69%	0.77%	(0.09%)	0.73%	(0.04%)
Nonperforming assets as a percent of total assets	0.62%	0.67%	(0.04%)	0.65%	(0.03%)

(1)	Includes $414.2 million, $337.0 million and $292.5 million of brokered certificates of deposit at June 30, 2023, March 31, 2023 and September 30, 2022, respectively.

(2)	See reconciliation of GAAP and non-GAAP financial measures for additional information relating to calculation of this item.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance.  The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

			QTD		FYTD
Tangible Book Value Per Share	June 30,	March 31,	Increase	September 30,	Increase
(In thousands, except share and per share data)	2023	2023	(Decrease)	2023	(Decrease)
Stockholders' equity, net of noncontrolling interests (GAAP)	$165,068	$166,898	$(1,830)	$151,565	$13,503
Less: goodwill and core deposit intangibles	(10,462)	(10,516)	54	(10,623)	161
Tangible equity (non-GAAP)	$154,606	$156,382	$(1,776)	$140,942	$13,664

Outstanding common shares	6,865,921	6,865,921	-	6,970,631	(104,710)

Tangible book value per share (non-GAAP)	$22.52	$22.78	$(0.26)	$20.22	$2.30

Book value per share (GAAP)	$24.04	$24.31	$(0.27)	$21.74	$2.30

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):	As of
Summarized Consolidated Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2023	2023	2022	2022	2022
Total cash and cash equivalents	$42,475	$41,810	$38,278	$41,665	$37,468
Total investment securities	249,788	336,317	330,683	318,075	309,027
Total loans held for sale	63,142	48,783	44,281	60,462	188,031
Total loans, net of allowance for loan losses	1,691,289	1,598,440	1,582,940	1,474,544	1,267,816
Loan servicing rights	64,139	65,045	65,598	67,194	69,039
Total assets	2,260,421	2,239,606	2,196,919	2,093,725	2,006,666

Retail deposits	$1,245,534	$1,206,154	$1,211,677	$1,223,330	$1,186,582
Brokered deposits	414,231	336,728	326,164	292,504	159,125
Total deposits	1,659,765	1,542,882	1,537,841	1,515,834	1,345,707
Federal Home Loan Bank borrowings	345,000	437,795	377,643	307,303	404,098

Common stock and additional paid-in capital	$27,518	$27,443	$27,425	$26,848	$27,236
Retained earnings - substantially restricted	168,015	166,652	163,890	161,927	161,438
Accumulated other comprehensive income (loss)	(17,565)	(14,199)	(19,000)	(27,079)	(12,560)
Unearned stock compensation	(1,113)	(1,211)	(1,361)	(969)	(1,075)
Less treasury stock, at cost	(11,787)	(11,787)	(10,810)	(9,162)	(5,826)
Total stockholders' equity	165,068	166,898	160,144	151,565	169,213

Outstanding common shares	6,865,921	6,865,921	6,917,921	6,970,631	7,110,706

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Summarized Consolidated Statements of Income	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2023	2023	2022	2022	2022
Total interest income	$26,798	$24,811	$23,483	$21,152	$18,479
Total interest expense	11,933	9,899	7,222	4,327	2,568
Net interest income	14,865	14,912	16,261	16,825	15,911
Provision for loan losses	441	372	984	880	532
Net interest income after provision for loan losses	14,424	14,540	15,277	15,945	15,379

Total noninterest income	7,196	7,516	5,188	4,531	10,033
Total noninterest expense	18,965	17,999	17,511	19,514	22,835
Income before income taxes	2,655	4,057	2,954	962	2,577
Income tax expense (benefit)	331	333	83	(446)	(61)
Net income	$2,324	$3,724	$2,871	$1,408	$2,638

Net income per share, basic	$0.34	$0.54	$0.42	$0.20	$0.37
Weighted average shares outstanding, basic	6,816,608	6,842,897	6,915,909	6,988,873	7,073,204

Net income per share, diluted	$0.34	$0.54	$0.41	$0.20	$0.37
Weighted average shares outstanding, diluted	6,819,748	6,881,496	6,972,055	7,056,138	7,145,288

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Consolidated Performance Ratios (annualized)	2023	2023	2022	2022	2022
Return on average assets	0.41%	0.68%	0.54%	0.28%	0.55%
Return on average equity	5.60%	9.15%	7.50%	3.30%	6.06%
Return on average common stockholders' equity	5.60%	9.15%	7.50%	3.30%	6.06%
Net interest margin (tax equivalent basis)	2.94%	3.06%	3.41%	3.75%	3.77%
Efficiency ratio	85.97%	80.25%	81.64%	91.37%	88.02%

	As of or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Consolidated Asset Quality Ratios	2023	2023	2022	2022	2022
Nonperforming loans as a percentage of total loans	0.69%	0.77%	0.72%	0.73%	0.77%
Nonperforming assets as a percentage of total assets	0.62%	0.67%	0.64%	0.65%	0.63%
Allowance for loan losses as a percentage of total loans	0.99%	1.02%	1.01%	1.03%	1.17%
Allowance for loan losses as a percentage of nonperforming loans	143.83%	132.20%	139.55%	141.49%	151.59%
Net charge-offs to average outstanding loans	0.00%	0.00%	0.02%	0.03%	0.00%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Segmented Statements of Income Information	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2023	2023	2022	2022	2022
Core Banking Segment:
Net interest income	$13,407	$13,632	$15,008	$14,994	$13,848
Provision for loan losses	880	422	701	769	910
Net interest income after provision for loan losses	12,527	13,210	14,307	14,225	12,938
Noninterest income	1,965	1,733	1,928	1,808	2,379
Noninterest expense	11,010	10,651	9,797	10,499	10,187
Income before income taxes	3,482	4,292	6,438	5,534	5,130
Income tax expense	561	401	946	735	568
Net income	$2,921	$3,891	$5,492	$4,799	$4,562

SBA Lending Segment (Q2):
Net interest income	$1,098	$1,093	$995	$1,182	$1,449
Provision (credit) for loan losses	(439)	(50)	283	111	(378)
Net interest income after provision (credit) for loan losses	1,537	1,143	712	1,071	1,827
Noninterest income	580	1,636	754	480	584
Noninterest expense	2,107	2,662	1,924	1,891	2,341
Income (loss) before income taxes	10	117	(458)	(340)	70
Income tax expense (benefit)	(21)	20	(107)	(123)	26
Net income (loss)	$31	$97	$(351)	$(217)	$44

Mortgage Banking Segment:
Net interest income	360	$187	$258	$649	$614
Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	360	187	258	649	614
Noninterest income	4,651	4,147	2,506	2,243	7,070
Noninterest expense	5,848	4,686	5,790	7,124	10,307
Loss before income taxes	(837)	(352)	(3,026)	(4,232)	(2,623)
Income tax benefit	(209)	(88)	(756)	(1,058)	(655)
Net loss	$(628)	$(264)	$(2,270)	$(3,174)	$(1,968)

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Segmented Statements of Income Information	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2023	2023	2022	2022	2022
Net Income (Loss) Per Share by Segment
Net income per share, basic - Core Banking	$0.43	$0.57	$0.80	$0.68	$0.64
Net income (loss) per share, basic - SBA Lending (Q2)	-	0.01	(0.05)	(0.03)	0.01
Net loss per share, basic - Mortgage Banking	(0.09)	(0.04)	(0.33)	(0.45)	(0.28)
Total net income per share, basic	$0.34	$0.54	$0.42	$0.20	$0.37

Net Income (Loss) Per Diluted Share by Segment
Net income per share, diluted - Core Banking	$0.43	$0.57	$0.79	$0.68	$0.64
Net income (loss) per share, diluted - SBA Lending (Q2)	-	0.01	(0.05)	(0.03)	0.01
Net loss per share, diluted - Mortgage Banking	(0.09)	(0.04)	(0.33)	(0.45)	(0.28)
Total net income per share, diluted	$0.34	$0.54	$0.41	$0.20	$0.37

Return on Average Assets by Segment (annualized)
Core Banking	0.61%	0.85%	1.17%	1.08%	1.12%
SBA Lending	0.15%	0.42%	(1.38%)	(0.85%)	0.17%
Mortgage Banking	(2.24%)	(1.14%)	(9.31%)	(9.44%)	(4.50%)

Efficiency Ratio by Segment (annualized)
Core Banking	71.62%	69.32%	57.85%	62.49%	62.78%
SBA Lending	125.57%	97.54%	110.01%	113.78%	115.15%
Mortgage Banking	116.70%	108.12%	209.48%	246.33%	134.14%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Noninterest Expense Detail by Segment	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2023	2023	2022	2022	2022
Core Banking Segment:
Compensation (3)	$4,978	$5,578	$5,275	$4,444	$5,995
Occupancy	1,738	1,401	1,443	1,374	1,412
Advertising	334	298	213	272	284
Other	3,960	3,374	2,866	4,409	2,496
Total Noninterest Expense	$11,010	$10,651	$9,797	$10,499	$10,187

SBA Lending Segment (Q2):
Compensation	$1,803	$1,800	$1,622	$1,690	$1,619
Occupancy	70	70	54	41	60
Advertising	11	8	2	8	3
Other	223	784	246	152	659
Total Noninterest Expense	$2,107	$2,662	$1,924	$1,891	$2,341

Mortgage Banking Segment:
Compensation (3)	$4,357	$3,029	$3,788	$5,091	$7,601
Occupancy	469	449	363	491	597
Advertising	191	213	203	319	519
Other	831	995	1,436	1,223	1,590
Total Noninterest Expense	$5,848	$4,686	$5,790	$7,124	$10,307

(3) Compensation includes increases for Core Banking and corresponding decreases for Mortgage Banking segment that represent intersegment allocations for loans originated by the Mortgage Banking segment to be held for investment in the Core Banking loan portfolio of:	$1,440	$1,328	$1,192	$945	$1,164

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Mortgage Banking Noninterest Expense Fixed vs. Variable	2023	2023	2022	2022	2022
(In thousands)
Noninterest Expense - Fixed Expenses	$3,715	$3,513	$4,561	$5,724	$6,989
Noninterest Expense - Variable Expenses (4)	2,133	1,173	1,229	1,400	3,318
Total Noninterest Expense	$5,848	$4,686	$5,790	$7,124	$10,307

	Three Months Ended
SBA Lending (Q2) Data	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except percentage data)	2023	2023	2022	2022	2022
Final funded loans guaranteed portion sold, SBA	$7,721	$15,337	$11,293	$3,772	$5,364

Gross gain on sales of loans, SBA	$780	$1,293	$936	$393	$592
Weighted average gross gain on sales of loans, SBA	10.10%	8.43%	8.29%	10.42%	11.04%

Net gain on sales of loans, SBA (5)	$497	$907	$775	$249	$486
Weighted average net gain on sales of loans, SBA	6.44%	5.91%	6.86%	6.60%	9.06%

	Three Months Ended
Mortgage Banking Data	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except percentage data)	2023	2023	2022	2022	2022
Mortgage originations for sale in the secondary market	$199,601	$115,011	$77,605	$185,981	$421,426

Mortgage sales	$185,557	$99,711	$96,177	$241,804	$426,200

Gross gain on sales of loans, mortgage banking (6)	$3,570	$2,308	$1,217	$2,630	$7,419
Weighted average gross gain on sales of loans, mortgage banking	1.92%	2.31%	1.27%	1.09%	1.74%

Mortgage banking income (7)	$4,668	$4,149	$2,496	$2,246	$7,093

(4)	Variable expenses include incentive compensation and advertising expenses.

(5)	Inclusive of gains on servicing assets and net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment.

(6)	Inclusive of gains on capitalized mortgage servicing rights, realized hedging gains and loan fees, and net of lender credits and other investor expenses.

(7)	Inclusive of loan fees, servicing income, gains or losses on mortgage servicing rights, fair value adjustments and gains or losses on derivative instruments, and net of lender credits and other investor expenses.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Summarized Consolidated Average Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2023	2023	2022	2022	2022
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$20,661	$27,649	$19,379	$28,318	$25,068
Loans, excluding PPP loans	1,719,733	1,621,147	1,583,182	1,479,167	1,385,637
Investment securities - taxable	109,319	110,373	111,936	94,836	103,536
Investment securities - nontaxable	234,118	242,530	241,504	230,312	202,534
FRB and FHLB stock	24,509	23,289	20,063	19,890	18,691
Total interest-earning assets	$2,108,340	$2,024,988	$1,976,064	$1,852,523	$1,735,466

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$267	$192	$144	$97	$37
Loans	23,279	21,339	20,222	18,029	15,965
Investment securities - taxable	984	957	955	740	769
Investment securities - nontaxable	2,456	2,533	2,505	2,352	1,987
FRB and FHLB stock	423	364	220	265	169
Total interest income (tax equivalent basis)	$27,409	$25,385	$24,046	$21,483	$18,927

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	5.17%	2.78%	2.97%	1.37%	0.59%
Loans	5.41%	5.27%	5.11%	4.88%	4.61%
Investment securities - taxable	3.60%	3.47%	3.41%	3.12%	2.97%
Investment securities - nontaxable	4.20%	4.18%	4.15%	4.08%	3.92%
FRB and FHLB stock	6.90%	6.25%	4.39%	5.33%	3.62%
Total interest-earning assets	5.20%	5.01%	4.87%	4.64%	4.36%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Summarized Consolidated Average Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2023	2023	2022	2022	2022
Interest-bearing liabilities
Average balances:
Interest-bearing deposits	$1,278,776	$1,251,080	$1,213,419	$1,125,659	$998,868
Fed funds purchased	11	-	-	-	-
Federal Home Loan Bank borrowings	434,182	374,593	311,146	301,027	325,460
Subordinated debt and other borrowings	49,339	50,293	88,304	50,179	50,152
Total interest-bearing liabilities	$1,762,308	$1,675,966	$1,612,869	$1,476,865	$1,374,480

Interest expense:
Interest-bearing deposits	$7,791	$6,265	$4,158	$2,306	$1,047
Fed funds purchased	-	-	-	-	-
Federal Home Loan Bank borrowings	3,446	2,915	1,919	1,111	811
Subordinated debt and other borrowings	696	719	1,145	714	710
Total interest expense	$11,933	$9,899	$7,222	$4,131	$2,568

Weighted average cost (annualized):
Interest-bearing deposits	2.44%	2.00%	1.37%	0.82%	0.42%
Federal Home Loan Bank borrowings	3.17%	3.11%	2.47%	1.48%	1.00%
Subordinated debt and other borrowings	5.64%	5.72%	5.19%	5.69%	5.66%
Total interest-bearing liabilities	2.71%	2.36%	1.79%	1.12%	0.75%

Net interest income (taxable equivalent basis)	$15,476	$15,486	$16,824	$17,352	$16,359
Less: taxable equivalent adjustment	(611)	(574)	(563)	(527)	(448)
Net interest income	$14,865	$14,912	$16,261	$16,825	$15,911

Interest rate spread (tax equivalent basis, annualized)	2.49%	2.65%	3.08%	3.52%	3.61%

Net interest margin (tax equivalent basis, annualized)	2.94%	3.06%	3.41%	3.75%	3.77%